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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in (i) the Registration Statements (Nos. 2-74151, 2-76946, 33-02748 and 33-59504) on Form S-8 of Forest Oil Corporation—Retirement Savings Plan of Forest Oil Corporation, (ii) the Registration Statement (No. 33-48440) on Form S-8 of Forest Oil Corporation—1992 Stock Option Plan of Forest Oil Corporation, (iii) the Registration Statement (No. 333-49376) on Form S-8 of Forest Oil Corporation—Forcenergy 1999 Stock Plan filed as Post Effective Amendment No. 1 to the Registration Statement of Forest Oil Corporation on Form S-4, (iv) the Registration Statements (Nos. 333-05497 and 333-89174) on Form S-8 of Forest Oil Corporation—Stock Incentive Plan, (v) the Registration Statement (No. 333-81529) on Form S-8 of Forest Oil Corporation—Employee Stock Purchase Plan, (vi) the Registration Statements (Nos. 333-62408 and 333-108267) on Form S-8 of Forest Oil Corporation—2001 Stock Incentive Plan, as Amended and (vii) the Registration Statement (No. 333-108271) on Form S-8 of Forest Oil Corporation—Employee Benefit Plan concerning a restricted stock agreement and certain stock option agreements between Forest Oil Corporation and Robert S. Boswell, of our report dated February 27, 2004, with respect to the consolidated financial statements of The Wiser Oil Company and subsidiaries included in this Form 8-K/A of Forest Oil Corporation dated June 28, 2004.

/s/ Ernst & Young LLP

Ernst & Young LLP
Dallas, Texas
August 4, 2004

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Consent of Independent Auditors